EXHIBIT 4.1


                                WARRANT AGREEMENT


                          Dated as of December 31, 2007


                                     Between


                              NATIONAL COAL CORP.,


                                    as Issuer


                                       and


                          BIG BEND 38 INVESTMENTS L.P.
                            J-K NAVIGATOR FUND, L.P.
                         STEELHEAD OFFSHORE CAPITAL, LP

                                   as Holders


                              Warrants to Purchase
                             Shares of Common Stock


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         WARRANT  AGREEMENT,  dated as of December 31, 2007 (this  "AGREEMENT"), between National Coal Corp., a Florida corporation (the "COMPANY"), Big Bend 38 Investments L.P. ("BIG BEND"), J-K Navigator Fund, L.P., and Steelhead Offshore Capital, LP (collectively, the "INITIAL HOLDERS" and each, an "INITIAL HOLDER").

         WHEREAS, the Company desires to issue to the Initial Holders, Warrants (as hereinafter defined), with an initial exercise price of $3.00 per share (subject to adjustment as provided herein), to purchase a number of shares (subject to adjustment as provided herein) of Common Stock (as hereinafter defined) such that, upon exercise of all the Warrants, holders of the Warrants would, in the aggregate, acquire 750,000 shares of Common Stock; and

         WHEREAS, the Company and the Initial Holders desire to enter into this Agreement in order to set forth terms and conditions applicable to the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.        CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 25% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "BOARD OF DIRECTORS" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CASHLESS EXERCISE RATIO" has the meaning set forth in Section 3(b).

         "CLOSING DATE" means the date hereof.

         "COMMON STOCK" means the common stock, par value $0.0001 per share, of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NUMBER" has the meaning set forth in Section 3(a).


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         "EXERCISE  PERIOD" means the period  commencing on the Closing Date and ending on the Expiration Date.

         "EXERCISE PRICE" means $3.00 per share of Common Stock, as adjusted as herein provided.

         "EXPIRATION DATE" means 5:00 p.m., New York City time, on December 31, 2011.

         "HOLDERS" or "HOLDERS" means, collectively, the Initial Holder and its successors and assigns.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "MARKET VALUE" per share of Common Stock as of any date shall equal (i) if Common Stock is primarily traded on a securities exchange, the volume-weighted average of the last sale prices of such Common Stock on such securities exchange over the 10-trading day period ending on the trading day immediately prior to the date of determination; (ii) if the principal market for Common Stock is in the over-the-counter market, the volume-weighted average of the closing sale prices of such Common Stock over the 10-trading day period ending on the trading day immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization; and (iii) if there is no public market, or if no trades have occurred during the aforementioned 10-trading day periods, the Market Value shall be the value thereof, as agreed upon in good faith by the Company and the holder; provided, however, that if the Company and the holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses jointly selected in good faith by the Company and the holder. Fees and expenses of the valuation firm shall be paid for equally by the Company and the holder.

         "NON-AFFILIATE SALE" means a sale by the Company to a non-Affiliate in an arm's length transaction.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "TRANSFER" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

         "TRANSFER AGENT" has the meaning set forth in Section 5(b).


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         "VOTING  STOCK" means,  with respect to a Person,  the capital stock of such Person that has the right to vote for the election of the Board of Directors or other governing body of such Person.

         "WARRANT" means the right to purchase Warrant Shares on the terms described herein evidenced by a Warrant Certificate.

         "WARRANT CERTIFICATE" has the meaning set forth in Section 2(a)(i).

         "WARRANT SHARES" means an aggregate of 750,000 shares of Common Stock, after giving effect to all adjustments thereto provided for herein, including without limitation those set forth in Section 7 hereof.

Section 2.        CERTAIN ADMINISTRATIVE PROVISIONS.

         (a)      FORM OF WARRANT; REGISTER.

                  (i) Each Warrant issued hereunder shall be substantially in the form of Exhibit A attached hereto (each, a "WARRANT CERTIFICATE") and shall be executed on behalf of the Company by a duly authorized officer of the Company. The Warrant may have notations, legends or endorsements required by law, stock exchange rule or usage. The terms and provisions contained in the Warrant shall constitute, and are hereby expressly made, a part of this Warrant Agreement.

                  (ii) Each Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the "WARRANT REGISTER"). The Warrant Register shall set forth (i) the number of each Warrant, (ii) the name and address of the holder thereof, (iii) the original number of Warrant Shares purchasable upon the exercise thereof, (iv) the number of Warrant Shares purchasable upon the exercise thereof, as adjusted from time to time in accordance with this Agreement and (v) the Exercise Price for each Warrant Share, as adjusted from time to time in accordance with this Agreement. The Warrant Register will be maintained by the Company and will be available for inspection by any holder at the principal office of the Company or such other location as the Company may designate to the holders in the manner set forth in
         Section 12.

                  (iii) All Warrants issued hereunder shall be subject to the terms and provisions of this Agreement and, any Person to whom a Warrant is Transferred or to whom a Warrant is issued in connection with an exchange or exercise, by such Person's acceptance thereof, shall be deemed to have become a party to, and to be bound by the terms of and entitled to the benefits under, this Agreement.


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         (b)      EXCHANGE OF WARRANTS.

                  (i) A holder may exchange any Warrant issued hereunder for another Warrant, or other Warrants of different denominations, of like kind and tenor representing in the aggregate the right to purchase the same number and class or series of Warrant Shares that could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 2(b), the holder shall deliver to the Company such Warrant accompanied by a duly executed written request specifying the number and denominations of Warrants to be issued in such exchange and the names in which such Warrants are to be issued. As promptly as practicable, but in any event within five business days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the holder thereof each warrant to be issued in such exchange and make any necessary changes to the Warrant Register.

                  (ii) Upon receipt of evidence  reasonably  satisfactory to the
         Company (an affidavit of the holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement from the holder reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall, without charge, issue, register and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant.

         (c)      TRANSFER OF WARRANTS.

                  (i) Subject to the further provisions of this Agreement and compliance with all applicable securities laws, each Warrant may be Transferred, in whole or in part, by the holder thereof by delivering to the Company such Warrant accompanied by a properly completed, duly executed, Assignment in the form of Exhibit B hereto. As promptly as practicable, but in any event within five business days of receipt of such Assignment Form, the Company shall, without charge, issue, register and deliver to the holder thereof a new Warrant of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being Transferred.

Section 3.        EXERCISE OR EXCHANGE OF WARRANTS; TERMS OF WARRANTS.

         (a) On any Business Day during normal business hours during the Exercise Period, a holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Company such Warrant accompanied by a properly completed, duly executed Exchange Form in the form of Exhibit C attached hereto. The number of Warrant Shares to be received by a holder upon such exchange shall be equal to the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the "EXCHANGE NUMBER"), as specified by such holder in the Exchange Form, minus a number of Warrant Shares equal to the quotient obtained by dividing (i) the product of (x) the Exercise Price and (y) the Exchange Number by (ii) the Market Value (as defined below) of one Warrant Share as of the delivery date of the Exchange Form. The Company acknowledges that the provisions of this Section 3 are intended, in part, to ensure that a


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full or partial exchange of a Warrant pursuant to this Section 3 will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act. At the request of any holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 3 in order to accomplish such intent.

         The Company and each holder intend that if any holder exercises this Warrant by surrendering Warrants as contemplated by Section 3(b) or Section 3(a) hereof, such method of exercise shall be treated for United States tax purposes as a "reorganization" pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986. The Company and each holder intend that such holder (and its direct and indirect beneficial owners) will neither realize nor recognize any taxable income or gain as a result of its exercise of the Warrant by such method. None of the parties hereto will take any position in their respective tax or other financial or accounting filings that are contrary to or inconsistent with the foregoing.

         (b) On any Business Day during normal business hours during the Exercise Period, a holder shall have the right to receive from the Company the number of Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants upon payment of the aggregate Exercise Price for all Warrant Shares being purchased by such holder (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company, (ii) by surrendering notes or other instruments evidencing indebtedness issued by the Company ("INDEBTEDNESS") having a principal amount, plus accrued interest, at the time of tender equal to or greater than the aggregate Exercise Price then in effect for all Warrant Shares being purchased by such holder, (iii) by tendering Warrants as set forth below or (iv) any combination of cash, Indebtedness or Warrants. Each holder may elect, upon exercise of its Warrants during the Exercise Period, provided that the Market Value is greater than the Exercise Price, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder will receive such number of Warrant Shares as shall equal the product of (A) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) the Cashless Exercise Ratio. The "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the Market Value (as defined below) per share of Common Stock on the date of exercise minus the Exercise Price per share as of the date of exercise and the denominator of which is the Market Value per share on the date of exercise. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

         (c) In order to exercise or exchange all or any of the Warrants represented by a Warrant Certificate pursuant to Section 3(a) or (b) hereof, the holder thereof must surrender upon exercise or exchange the Warrant Certificate to the Company and deliver to the Company the form of election to purchase on the reverse thereof duly completed and signed or the Exchange Form, and shall provide payment to the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised or exchanged. Payment of the aggregate Exercise Price shall be made in accordance with Section 3(b) hereof.

         (d) Subject to the provisions of Section 3 hereof, upon compliance with subsection (c) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise or exchange of such


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Warrants  or other  securities  or  property  to which such  holder is  entitled hereunder, together with cash as provided in Section 8 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company or its subsidiaries as described in Section 7(g) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the aggregate Exercise Price, the Company shall, as soon as possible, but in any event not later than five business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 8 hereof. All certificates in this Section 3(d) shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Exercise Price.

         (e) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company, registered in such name or names as may be directed in writing by the holder, and shall deliver or cause to be delivered the new Warrant Certificate to the Person or Persons entitled to receive the same. If a holder surrenders a portion of the principal amount of any Indebtedness in payment of the Exercise Price pursuant to Section 3(b), the Company shall (or shall cause its applicable wholly-owned subsidiary to) issue to such holder a new note or other instrument, as applicable, representing the principal amount not so surrendered.

         (f) Notwithstanding anything herein to the contrary, in no event shall Big Bend be permitted to exercise its Warrants for Warrant Shares to the extent that (i) the number of shares of Common Stock beneficially owned by Big Bend, together with any Affiliate thereof (other than Warrant Shares issuable upon exercise of its Warrants) plus (ii) the number of Warrant Shares issuable upon exercise of its Warrants, would be equal to or exceed 9.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of its Warrants held by Big Bend after application of this Section 3(f). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. To the extent that the limitation contained in this Section 3(f) applies to Big Bend, the determination of whether Big Bend's Warrants are exercisable (in relation to other securities owned by Big Bend) and of which a portion of the Warrants is exercisable shall be in the sole discretion of Big Bend, and the submission of an Exchange Form or form of election to purchase shall be deemed to be Big Bend's determination of whether its Warrants are exercisable (in relation to other securities owned by Big Bend) and of which portion of its Warrants is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of Big Bend to exercise its Warrants into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(f). The provisions of this Section 3(f) may be waived by Big Bend upon, at the election of Big Bend, not less than 61 days' prior notice to the Company, and the provisions of this Section 3(f) shall continue to apply until such 61st day (or such later date, as determined by Big Bend, as may be specified in such


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notice of  waiver).  No exercise of Big Bend's  Warrants  in  violation  of this
Section 3(f) but otherwise in accordance with this Warrant Agreement shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

Section 4.        PAYMENT OF TAXES.

         The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer or reissuance of any Warrant Certificates or the issuance of Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exchange, and the Company shall not be required to issue or deliver such Warrant Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.        RESERVATION OF WARRANT SHARES; REGISTRATION OF WARRANT SHARES.

         (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         (b) The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 8 hereof. The Company shall furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 10 hereof.

         (c) Before or concurrently with taking any action which would cause an adjustment pursuant to Section 7 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

         (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.


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Section 6.        OBTAINING STOCK EXCHANGE LISTINGS.

         The Company shall from time to time take all action which may be reasonably necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of Common Stock are then listed, if any.

Section 7.        ADJUSTMENT OF EXERCISE  PRICE AND  NUMBER  OF  WARRANT  SHARES
                  ISSUABLE.

         The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 7. Notwithstanding anything to the contrary in this Agreement, in no event shall the Exercise Price be less than the par value of the Common Stock. For purposes of this Section 7, "COMMON STOCK" means shares now or hereafter authorized of any class of common shares of the Company however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company (i) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any then outstanding Warrant exercised after such action may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action assuming the exercise of such Warrant immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If, after an adjustment pursuant to clause (v) above, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall after such action be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 7. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) ADJUSTMENT FOR RIGHTS ISSUE. If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to subscribe for shares of Common Stock or securities convertible into, or


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exchangeable  or exercisable  for,  shares of Common Stock, in either case, at a price per share less than the Market Value per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:


                                               O  +  N X P
                                                     -----
                 E'  =  E  x                           M
                                               -----------------------
                                                   O + N

where:
         E'  =    the adjusted Exercise Price.
         E   =    the current Exercise Price.
         O   =    the number of shares of Common Stock outstanding on the
                  record date.
         N   =    the number of additional shares of Common Stock issued
                  pursuant to such rights, options or warrants.
         P   =    the price per share of the additional shares.
         M   =    the Market Value per share of Common Stock on the record date.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt securities, preferred stock or any rights or warrants to purchase assets (including cash), debt securities, preferred stock or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:


                                            M  -  F
                 E'  =  E  x           ----------------
                                               M

where:
         E'  =    the adjusted Exercise Price.
         E   =    the current Exercise Price.
         M   =    the Market Value per share of Common Stock on the record date mentioned below.
         F   =    the  fair  market  value  on  the  record  date  of  the  debt securities, preferred stock, assets, securities, rights or warrants to be distributed in respect of one share of Common
                  Stock as determined in good faith by the Board of Directors of the Company.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This Section 7(c) shall not apply to cash dividends or other cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. In addition, this Section 7(c) shall not apply to rights, options or warrants referred to in Section 7(b) hereof.

         (d) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, it being understood that no such rounding shall be made under Section 7(j).

         (e) WHEN NO ADJUSTMENT REQUIRED. With respect to Warrants of any holder, no adjustment need be made for a transaction referred to Section 7(a),
(b) or (c), hereof, if such holder is to participate (without being required to exercise its Warrants) in the transaction on a basis that such holder agrees is fair and appropriate in light of the basis on which holders of Common Stock participate in the transaction. No adjustment need be made (i) for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, (ii) for a change in the par value or no par value of the Common Stock or (iii) that would result in the Exercise Price being less than the par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (f) NOTICE OF ADJUSTMENT. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 10 hereof.

         (g) REORGANIZATION OF COMPANY. Immediately after the date hereof, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately prior to the consummation of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 7(g). The successor Company shall mail to Warrant holders a notice describing the supplemental
Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, such issuer shall join in the supplemental Warrant Agreement. If this Section 7(g) shall be applicable, Sections 7(a), (b) and (c) hereof shall not be applicable.

         (h) WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED. In any case in which this
Section 7 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 8 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (i) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to this Section 7, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:


                                                  N x E
                            N' =               ----------
                                                    E'

where:

         N'  =    the adjusted  number of Warrant Shares  issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.
         N   =    the number or Warrant Shares previously issuable upon exercise of a  Warrant  by  payment  of the  Exercise  Price  prior  to adjustment.
         E'  =    the adjusted Exercise Price.
         E   =    the Exercise Price prior to adjustment.

         (j) FORM OF WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 8.        FRACTIONAL INTERESTS.

         The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall calculate the amount in cash equal to the Market Value per Warrant Share and pay such amount, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

Section 9.        REPRESENTATIONS OF HOLDER; TRANSFER.

         (a) REPRESENTATIONS. Each holder hereby represents and warrants to the Company as follows: (i) such holder is a sophisticated investor having such knowledge and experience in business and investment matters that holder is capable of protecting holder's own interests in connection with the acquisition, exercise or disposition of this Warrant; (ii) such holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act; (iii) such holder is aware that the Warrants and the Warrant Shares are being, or will be, issued to the holder in reliance upon holder's representation in this
Section 9 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations; (iv) such holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder; (v) such holder has received such information about the Company as the holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition; and (vi) such holder, by acceptance of the Warrants, acknowledges that the Warrants and the Warrant Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the holder's own account and not as a nominee for any other party, and for investment, and that the holder will not offer, sell or otherwise dispose of the Warrants or any Warrant Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

         (b) LEGENDS. The Warrants and the Warrant Shares shall be imprinted with a legend in substantially the following form:


                  THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO REGISTRATION.

         (c) COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. The Warrants and the Warrant Shares issuable upon exercise the Warrants may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

Section 10.       NOTICES TO WARRANT HOLDERS.

         (a) Upon any adjustment of the Exercise Price pursuant to Section 7 hereof, the Company shall promptly thereafter prepare a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause, at the Company's expense, to be given to each holder of Warrants at the address appearing on the Warrant Register for each such holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

         (b) In the event:

                  (i) that the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

                  (ii) that the Company shall authorize a dividend or the distribution to all holders of shares of Common Stock or evidences of its indebtedness or assets;

                  (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for shares of Common Stock;

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (v) that the Company proposes to take any action (other than actions of the character described in Section 7(a) hereof) which would require an adjustment of the Exercise Price pursuant to Section 7 hereof;

then the Company shall, at the Company's expense, cause to be given to each registered holder of Warrants at the address appearing on the Warrant Register, at least 10 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 11.       REPORTS.

         (a) The Company agrees with each holder, for so long as any Warrants remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any holder in connection with any sale thereof and any prospective purchaser of such Warrants designated by such holder, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Warrants pursuant to Rule 144A or such information as may be required in order to permit resales of such Warrants pursuant to or other recognized resale exemptions and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Warrants pursuant to Rule 144A.

         (b) The Company shall provide the holders copies of all such reports under this Section 11. Any such delivery shall be on the instructions of and at the expense of the Company.

Section 12.       NOTICES TO COMPANY.

         Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant to the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the holders) as follows:

                            National Coal Corp.
                            8915 George Williams Road
                            Knoxville, TN 37923
                            Attention: General Counsel

         Any notice or communication to a registered holder of Warrants will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address appearing on the Warrant Register. Failure to mail a notice or communication to such a holder or any defect in it will not affect its sufficiency with respect to other such holders.

Section 13.       SUPPLEMENTS AND AMENDMENTS.

         Any amendment or supplement to this Agreement or waiver of any provision hereof shall require the written consent of the Company and each holder.

Section 14.       SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 15.       TERMINATION.

         This Agreement shall terminate on the Expiration Date provided that the Company has complied with its obligations hereunder. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

Section 16.       GOVERNING LAW.

         (a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said state.

         (b) Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of Supreme Court of New York, New York county and the United States District Court for the Southern District of New York, New York county and waives trial by jury in any action or proceeding with respect to this Agreement.

Section 17.       BENEFITS OF THIS AGREEMENT.

         This Agreement shall be for the sole and exclusive benefit of the Company and the holders of Warrants. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the holders of Warrants any legal or equitable right, remedy or claim under this Agreement.

Section 18.       COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                            [Signature Page Follows]

                                     - 16 -
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                          NATIONAL COAL CORP.
                          a Florida corporation

                          By:      /S/ DANIEL ROLING
                              ----------------------------------------
                          Name: Daniel Roling
                          Title: President and CEO


                          BIG BEND 38 INVESTMENTS L.P.

                          By: 2M Companies, Inc.
                          Its: General Partner

                          By:      IAN TRUMPOWER
                              ----------------------------------------
                          Name: Ian Trumpower
                          Title: Vice President


                          J-K NAVIGATOR FUND, L.P.

                          By: Steelhead Partners, LLC
                          Its: General Partner

                          By:      /S/ MICHAEL JOHNSTON
                              ----------------------------------------
                              Name: Michael Johnston
                              Title: Manager


                          STEELHEAD OFFSHORE CAPITAL, LP

                          By: Steelhead Partners, LLC
                          Its: Investment Advisor

                          By:      /S/ MICHAEL JOHNSTON
                              ----------------------------------------
                              Name: Michael Johnston
                              Title: Manager

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO REGISTRATION.

                               NATIONAL COAL CORP.

                               WARRANT CERTIFICATE

WARRANT NO. [ ]

         This Warrant Certificate certifies that [ ], or its registered assigns, is the registered holder of [_____] Warrants (the "WARRANTS") to purchase shares of common stock, par value $0.0001 (the "COMMON STOCK"), of National Coal Corp., a Florida corporation (the "COMPANY"). Each Warrant entitles the registered holder upon exercise at any time until 5:00 p.m. New York City time on December 31, 2011 to receive from the Company one (1) fully paid and nonassessable share of Common Stock (the "WARRANTS SHARES") at the initial exercise price (the "EXERCISE PRICE") of $3.00 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company, subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined) referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., New York City time on December 31, 2011. To the extent not exercised by such time, any such Warrant shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

                                    *********

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

DATED:  _____________________

                                            NATIONAL COAL CORP.

                                            By:________________________________
                                            Name:
                                            Title:

                        [Reverse of Warrant Certificate]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on December 31, 2011 entitling the holder on exercise to receive shares of Common Stock, and are issued pursuant to a Warrant Agreement dated as of December 31, 2007 (the "WARRANT AGREEMENT"), between the Company, Big Bend 38 Investments L.P., J-K Navigator Fund, L.P., and Steelhead Offshore Capital, LP, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Company at its office set forth in Section 12 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, and payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted; provided that no adjustment may be made that reduces the Exercise Price below the par value of the Common Stock. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         Each holder, by its acceptance of this Warrant, agrees to be bound by the terms of the Warrant Agreement and all such replacements thereof.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______ shares of Common Stock and herewith tenders payment for such shares to the order of NATIONAL COAL CORP., [cash] [Warrants] equal [in fair market value] Indebtedness equal [in principal amount plus accrued interest] to $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________, whose address is ______________________ and that such shares be delivered to __________________ whose address is_________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________________, whose address is______________________, and that such Warrant Certificate be delivered to whose address is ________________________.

The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 9(a) of the Warrant Agreement.



DATE:                                          _________________________________
                                                 SIGNATURE

                                    EXHIBIT B


                                 ASSIGNMENT FORM

                 [To be signed only upon transfer of a Warrant]

         For value received, the undersigned hereby sells, assigns and transfers unto _________________________, all of the rights represented by the within Warrant to purchase _________ shares of Common Stock of NATIONAL COAL CORP., a Florida corporation the "ISSUER"), to which such Warrant relates, and appoints ________________________ attorney to transfer such Warrant on the books of the Issuer, with full power of substitution in the premises.

(Dated: ______________________       ___________________________________
                                     Name:
                                     Title:

         By executing and delivering this Assignment Form to the Issuer, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of [_______] (as amended, restated, supplemented or otherwise modified from time to time, the "WARRANT AGREEMENT"), among the Issuer, [ ] and [ ], in the same manner as if the undersigned were an original signatory to the Warrant Agreement.

         The undersigned agrees that he, she or it shall be a "holder", as such term is defined in the Warrant Agreement.

Dated:  ____________________
                                          ___________________________________
                                          Signature of transferee
                                          ___________________________________
                                          Print Name of transferee
                                          ___________________________________
                                          ___________________________________
                                          ___________________________________
                                          Address
                                          ___________________________________
                                          Facsimile
                                          ___________________________________
                                          Telephone

                                    EXHIBIT C

                                  EXCHANGE FORM

                    [To be signed upon exchange of a Warrant]

TO NATIONAL COAL CORP.

         The undersigned, being the holder of the within Warrant, hereby elects to exchange, pursuant to Section 3(a) of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase _________ shares of Common Stock of NATIONAL COAL CORP., a Florida corporation (the "ISSUER"). The undersigned hereby requests that the certificates or evidence of ownership for the number of shares issuable in such exchange pursuant to such Section 3(a) be issued in the name of, and be delivered to, ____________________________, whose address is ____________________________.

         The undersigned represents to the Issuer that the undersigned (a) is not exchanging the Warrant Shares with a view to Transfer such Warrant Shares in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT") or any other applicable state or federal securities laws; (b) it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 9(a) of the Warrant Agreement; and (c) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and that the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act, or if an exemption therefrom is available.

         The foregoing exercise is (check one):

______  Irrevocable

______ Conditioned upon the consummation of the transaction described briefly below:









Dated:  _____________________________          _____________________________
                                               Name:
                                               Title:


                                      C-1